Exhibit 10.3

August 3, 2020

NexPoint RE Merger, Inc.

300 Crescent Court, Suite 700

Dallas, Texas 75201

Ladies and Gentlemen:

Reference is made herein to that certain Agreement and Plan of Merger (as the same may be amended, restated, supplemented or modified from time to time, in each case in accordance with the terms hereof, the “Merger Agreement”), dated as of the date hereof by and among Jernigan Capital, Inc., a Maryland corporation that has elected to be treated as a real estate investment trust for U.S. federal income Tax purposes (the “Company”), Jernigan Capital Operating Company, LLC, a Delaware limited liability company (the “Operating Company”), NexPoint RE Merger, Inc., a Maryland corporation (“Parent”) and NexPoint RE Merger OP, LLC, a Delaware limited liability company (the “Parent OP”).  This “Letter” sets forth the commitment of the Sponsors (defined below), subject to the terms and conditions hereof, to purchase, directly or indirectly, equity securities of Parent in connection with the transactions contemplated by the Merger Agreement (the “Transactions”) and is being delivered to Parent to induce the Company to enter into the Merger Agreement. Capitalized terms used but not defined herein have the meanings ascribed to them in the Merger Agreement.

1.

Commitment. At the Closing of the Mergers, each of NexPoint Strategic Opportunities Fund, a Delaware statutory trust, NREF OP IV REIT Sub, LLC, a Delaware limited liability company, Highland Income Fund, a Massachusetts business trust and NexPoint Real Estate Strategies Fund, a Delaware statutory trust (each a “Sponsor” and, collectively the “Sponsors”), commits to purchase, or will cause one or more of its Affiliates to purchase (directly and/or indirectly through one or more entities formed for such purpose) equity securities of Parent in an amount up to such Sponsor’s Pro Rata Percentage (as defined below) of $769,619,409 (U.S.), in immediately available funds (the “Commitment”) (subject to any reduction in accordance with the terms set forth in the last sentence of this paragraph), it being understood and agreed that no Sponsor shall, under any circumstances, be obligated under this Letter to (or be obligated to cause any other Person to) purchase equity securities of Parent or otherwise provide funds to Parent (or any other Person in respect of the Transactions) in an amount in excess of such Sponsor’s Pro Rata Percentage of the Commitment. The proceeds of the Commitment shall be used by Parent solely to satisfy its obligations under the Merger Agreement, including paying all of Parent’s and Parent OP’s fees and expenses in connection therewith.  For purposes of this Agreement, “Pro Rata Percentage” means the percentage set forth next to each Sponsor’s name on Exhibit A.  The Commitment shall be reduced pro rata among the Sponsors (in proportion to their Pro Rata Percentage of the Commitment), on a dollar for dollar basis to the extent that Parent does not require the full amount of the Commitment to satisfy its obligations under the Merger Agreement by reason of:

(a)

Parent obtaining commitments for additional equity financing pursuant to one or more commitment letters, which commitment letters are, in each case, acceptable to the Company in its reasonable discretion including with respect to the source of such equity financing and the conditionality contained in such commitment letters (the “Additional Equity Financing”);

(b)

Parent obtaining commitments for debt financing pursuant to one or more commitment letters, which commitment letters are, in each case, reasonably acceptable to the Company, including with respect to the source of such Debt Financing and the conditionality contained in such commitment letters (the “Debt Financing”);

(c)

Parent entering into one or more credit agreements (for clarity, not including a commitment letter) that have been executed and delivered with respect to Debt Financing, the source of which Debt Financing is reasonably acceptable to the Company, which credit agreements provide that funding of the Transactions is subject only to the occurrence of the Closing and other customary “SunGard” or “certain funds” conditionality provisions reasonably acceptable to the Company; or

(d)

the Company obtaining an amendment, an amendment and restatement, waiver or consent under the Company’s existing credit facility such that the Company’s existing credit facility remains in place and is available upon the Closing and upon the consummation of the Mergers and transactions contemplated by the Merger Agreement (the “Amended Facility”).

This Letter and the Commitment shall not be assignable by any Sponsor or Parent without the prior written consent of the Company, and any purported assignment in contravention of this Section 1 shall be null and void.

2.

Conditions. The obligation of each Sponsor to fund its Pro Rata Percentage of the Commitment under this Letter is subject to (a) the execution and delivery of the Merger Agreement by the parties thereto, (b) either (i) the satisfaction in full of all of the conditions precedent to the obligations of Parent and Parent OP to consummate the Closing (other than those conditions precedent that by their nature are to be satisfied at the Closing, but subject to the concurrent satisfaction of such conditions precedent at the Closing) or, to the extent not satisfied, such conditions precedent shall have been waived (with the prior written approval of the Sponsor in the case of any waiver) by Parent or (ii) the Company obtaining, in accordance with the terms and subject to the satisfaction of the conditions in this Letter and Section 9.7 of the Merger Agreement, a final order requiring Parent to specifically perform its obligations pursuant to the terms of the Merger Agreement and fully enforce the terms of this Letter, (c) the Debt Financing or the Amended Facility, if any, having been funded, if applicable, (or the Debt Financing or the Amended Facility, if any, will be funded, if applicable, at Closing upon the funding of the Commitment) and (d) the contemporaneous consummation of the Closing in accordance with the terms of the Merger Agreement.

3.

Limitations on Liability.  Notwithstanding the foregoing and notwithstanding anything to the contrary that may be expressed or implied in this Letter or in the Merger Agreement (or in any exhibit, schedule, certificate or other document executed or delivered in connection herewith or therewith) or otherwise, Parent acknowledges and agrees that (a) the liability of each Sponsor hereunder shall be several, not joint and several, and no Sponsor shall be liable for any amounts hereunder in excess of its Pro Rata Percentage of the Commitment, (b) no Person other than the Sponsors shall have any obligation under this Letter, and (c) no recourse hereunder may be had against any former, current or future director, officer, employee, partner, Affiliate, agent, member, manager, stockholder, representative or assignee (any such person or entity other than the Sponsors and Parent, a “Representative”) of any Sponsor or any Representative of any Representative of any Sponsor (any such Representative other than the Sponsors and Parent, a “Secondary Representative”), whether by the enforcement of any judgment or assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, and (d) no personal liability whatsoever will attach to, be imposed on or otherwise be incurred by any Representative of the Sponsors or any Secondary Representative of the Sponsors under this Letter or for any claim based on or by reason of any obligation of the Sponsors arising hereunder.

4.

Parent Termination Amount. To induce the Company to enter into the Merger Agreement, each Sponsor hereby acknowledges and agrees that in the event Parent has not paid or cause to be paid to the Company, by wire transfer of same day funds to an account designated by the Company the Parent Termination Amount within four days of the termination of the Merger Agreement by the Company pursuant to Section 8.1(c)(ii) or Section 8.1(c)(iii) of the Merger Agreement, then the Company may, and is expressly authorized by each such Sponsor, to deduct from or offset such Sponsor’s Pro Rata Percentage of the Parent Termination Amount: first against any dividends owed such Sponsor that have been paid in-kind pursuant to the Series A Articles Supplementary; second against any dividends payable after the date hereof owed to such Sponsor pursuant to the Series A Articles Supplementary; and in the alternative, in the event any of the Company Series A Preferred Shares become redeemable pursuant to the Series A Articles Supplementary, against the consideration owed to the holders of such Company Series A Preferred Shares pursuant to such redemption, and otherwise in accordance with Section 8(c) of the Merger Agreement.

5.

Representations and Covenants. Each Sponsor hereby represents and warrants, in respect of itself only, that: (a) it has all necessary power and authority to execute, deliver and perform this Letter, and the execution, delivery and performance of this Letter has been duly authorized by all necessary action and does not contravene any provision of such Sponsor’s organizational documents or any contract, law, regulation, rule, decree, order or judgement binding on such Sponsor or its assets; (b) this Letter constitutes a legal, valid and binding obligation of such Sponsor enforceable against such Sponsor in accordance with its terms subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditor’s rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law); and (c) it has uncalled capital commitments or otherwise has available funds in excess of the amount of its Pro Rata Percentage of the Commitment. Until the date that this Equity Commitment Letter is terminated in accordance with Section 8, each Sponsor hereby covenants and agrees that (x) it will not amend or modify its organizational documents in any manner which would reasonably be expected to cause any of the foregoing representations and warranties to become untrue if made following the effectiveness of any such amendment or modification, and (y) it will maintain at all times uncalled capital commitments or other available funds equal to or in excess of the amount of its Pro Rata Percentage of the Commitment.

6.

Confidentiality. This Letter shall be treated as confidential and is being provided to Parent and shown to the Company solely in connection with their execution of the Merger Agreement. This Letter may not be used, circulated, quoted or otherwise referred to in any document, except with the prior written consent of the undersigned or as required by applicable Law. Without limiting the foregoing, the Company or Parent may disclose this Letter (a) to the extent required by applicable Law or the applicable rules of any national securities exchange or required (or requested by the U.S. Securities and Exchange Commission (the “SEC”)) in connection with any SEC filings relating to this Letter, the Mergers or the other Transactions, (b) by interrogatory, subpoena, civil investigative demand or similar process or (c) in connection with enforcing this Letter.

7.

Third Party Beneficiaries.  Nothing in this Letter, express or implied, is intended to confer upon any Person other than Parent and the Sponsors any rights or remedies under, or by reason of, or any rights to enforce or cause Parent and the Sponsors to enforce, the Commitment or any provisions of this Letter or to confer upon any Person any rights or remedies against any Person other than the Sponsors (but only at the direction of the Sponsors as contemplated hereby) under or by reason of this Letter; provided, that each Sponsor acknowledges that the Company has relied on this Letter in entering into the Merger Agreement and the Company would not be willing to enter into the Merger Agreement but for each Sponsor’s execution and delivery of this Letter and accordingly, each

Sponsor acknowledges and agrees that the Company is an express third party beneficiary hereof, and in the event (a) the conditions set forth in Section 2 have been satisfied and (b) the Company has irrevocably confirmed in writing that if specific performance is granted and the Commitment is funded, then the Closing pursuant to Section 2.3 of the Merger Agreement will occur, entitled to specifically enforce the obligations of each Sponsor and, in connection therewith, obtain specific performance or equitable relief to cause Parent and Parent OP to fund, directly or indirectly, the Commitment, or to directly cause each Sponsor to, fund, directly or indirectly, its Pro Rata Percentage of the Commitment, as, and only to the extent permitted by, this Letter.  Notwithstanding anything to the contrary herein, under no circumstance shall the Company be permitted or entitled to receive both (a) a grant of specific performance and (b) the Parent Termination Amount and/or any money damages (including by way of deducting or offsetting amounts against the Parent Termination Amount in accordance with Section 4).  If the Company successfully compels specific performance of the obligations of Parent and Parent OP to consummate the Transactions (in accordance with, and subject to the terms and conditions set forth in, the Merger Agreement), and a Sponsor funds its Pro Rata Percentage of the Commitment, either directly or indirectly, to Parent in accordance with the terms of this Letter, then neither the Company nor any other Person (including Parent, Parent OP, the Company, the Operating Partnership, the Company’s equityholders or any Affiliates of any of the foregoing) shall have any claim, cause of action or remedy against such Sponsor immediately upon such Sponsor having funded its Pro Rata Percentage of the Commitment.

8.

Termination. The obligation each Sponsor to fund its Pro Rata Percentage the Commitment will terminate automatically and immediately upon the earliest of occur of (a) the valid termination of the Merger Agreement in accordance with its terms, (b) the Closing, at which time all obligations will be fulfilled, and (c) any Company Related Party, directly or indirectly, asserting a claim against a Parent Related Party in connection with this Letter, the Merger Agreement or any of the transactions contemplated hereby or thereby (except for any claim against Parent or any Sponsor under this Letter, any claim against Parent under the Merger Agreement or any claim against Parent or any Sponsor for fraud).

9.

Counterparts. This Letter may be executed (including by facsimile transmission, “.pdf,” or other electronic transmission) in one or more counterparts, and by the different parties to this Letter in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties to this Letter and delivered (including by facsimile transmission, “.pdf” or other electronic transmission) to the other parties to this Letter.

10.

Entire Agreement. This Letter, together with the Merger Agreement, constitute the entire agreement, and supersede and cancel all prior and contemporaneous agreements, understandings and statements, written or oral, among the undersigned or any of their respective affiliates or any other Person, with respect to the subject matter hereof.  No amendment, modification, termination or waiver of any provision of this Letter, and no consent to departure by any Sponsor therefrom, shall in any event be effective without the express written consent of each Sponsor, Parent and the Company.  Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

11.

Governing Law. This Letter and any action (whether at law, in contract or in tort) that may be directly or indirectly based upon, relating to, or arising out of this Letter, or the negotiation, execution or performance hereof, shall be governed by, and construed in accordance with, the laws of the State of Maryland, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereby irrevocably and unconditionally consents to and submits to the exclusive jurisdiction of the Circuit Court for Baltimore City, Maryland and/or the U.S. District Court for the District of Maryland (the “Chosen Courts”) for any litigation arising out of this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such court), waives any objection to the laying of venue of any such litigation in a Chosen Court and agree not to plead or claim in a Chosen Court that such litigation brought therein has been brought in any inconvenient forum.  Each of the parties hereby irrevocably and unconditionally agrees to request and/or consent to the assignment of any such proceeding in the courts of the State of Maryland to the Maryland Court’s Business and Technology Case Management Program pursuant to Maryland Rule 16-205 (or any successor thereof). Nothing in this Agreement shall limit or affect the rights of any party to pursue appeals from any judgments or Order of a Chosen Court as provided by Law.

12.

WAIVER OR JURY TRIAL. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE OUT OF OR RELATING TO THIS LETTER IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE), DIRECTLY OR INDIRECTLY, ARISING OUT OF OR RELATING TO THIS LETTER, THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH OF THE PARTIES HERETO CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.

13.

Relationship.  Each party acknowledges and agrees that (a) this Letter is not intended to, and does not, create any agency, partnership, fiduciary or joint venture relationship between or among any of the parties hereto and this Letter shall be construed to suggest otherwise and (b) the obligations of Sponsors under this Letter are solely contractual in nature.

Remainder of page intentionally left blank; signature pages follow.

Sincerely,

nexpoint Strategic Opportunities Fund

By:	/s/James Dondero
Name:	James Dondero
Title:	President and Principal Executive Officer

nref OP iv REIT Sub, LLC

By:	/s/ Brian Mitts
Name:	Brian Mitts
Title:	Chief Financial Officer, Treasurer and
Assistant Secretary

highland Income Fund

By:	/s/ Lauren Thedford
Name:	Lauren Thedford
Title:	Secretary

Nexpoint Real Estate Strategies Fund

By:	/s/ Brian Mitts
Name:	Brian Mitts
Title:	Chief Financial Officer, Executive VP, PFO and PAO

[Signature Page to Equity Commitment Letter]

Accepted and Agreed:

Nexpoint re merger, inc.

By:	/s/ Brian Mitts
Name:	Brian Mitts
Title:	President

[Signature Page to Equity Commitment Letter]

Acknowledged and Agreed to:

Jernigan Capital, INC.

By:	/s/ John A. Good
Name:	John A. Good
Title:	Chief Executive Officer

[Signature Page to Equity Commitment Letter]

Exhibit A

Sponsor	Pro Rata Percentage
NexPoint Strategic Opportunities Fund	56.4051%
NREF OP IV REIT Sub, LLC	29.4933%
Highland Income Fund	12.6933%
NexPoint Real Estate Strategies Fund	1.40835%